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                                                                     Exhibit 4.5

                                  divine, inc.

              INCENTIVE STOCK OPTION AGREEMENT FOR OPTIONS GRANTED UNDER THE OPEN MARKET, INC. 1994 STOCK INCENTIVE PLAN

Explanatory Note
----------------

On October 19, 2001, divine, inc. acquired Open Market, Inc. in a stock-for-stock merger. As a result, any outstanding options to purchase shares of Open Market common stock were converted into options to purchase shares of class A common stock, par value $0.001 per share, of divine. Each Open Market option now represents an option to purchase a number of divine shares equal to the number of Open Market shares subject to such Open Market option multiplied
                                                                    ----------
by 0.8326, the exchange ratio in the merger. The exercise price for each converted divine option equals the exercise price of the Open Market option divided by 0.8326.
----------

Other than as set forth in the paragraph above, the rights and obligations of each holder of Open Market options granted pursuant to this agreement remain in full force and effect.

     1. Grant of Option. Open Market, Inc., a Delaware corporation, hereby grants to __________ (the "Optionee"), an option, pursuant to the Open Market, Inc. 1994 Stock Incentive Plan (the "Plan"), to purchase an aggregate of ___ shares of class A common stock, par value $.001 per share, of divine, inc. (the "Company") ("Common Stock") at a price of $____ per share, purchasable as set forth in and subject to the terms and conditions of this option and the Plan. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

     2. Incentive Stock Option. This option is intended to qualify as an incentive stock option ("Incentive Stock Option") within the meaning of Section 422 of the Code.

     3.   Exercise of Option and Provisions for Termination.

          (a) Vesting Schedule. Except as otherwise provided in this Agreement, this option may be exercised during the period commencing [exdate] and ending on the tenth anniversary of the Grant Date set forth on the signature page hereof (the "Expiration Date") in installments as follows: (1) [quarter_] shares as of the one year anniversary date of the Grant Date (the "Initial Vesting Date") and (2) for each subsequent three-month period following the Initial Vesting Date, as to no more than the number of shares equal to the product of (i) [remainder] multiplied by (ii) the number of consecutive three-month periods that the Optionee is employed by the Company after [exdate]. The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible during any exercise period, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this option. This option may not be exercised at any time on or after the Expiration Date.

          (b) Exercise Procedure. Subject to the conditions set forth in this Agreement, this option shall be exercised by the Optionee's delivery of a properly completed irrevocable notice of option exercise, as outlined in the Company's Policy Memorandum on stock option exercises, to the Stock Administrator of the Company, and accompanied by payment in full in accordance with Section 4 (unless a cashless exercise is designated on the option exercise form). Such exercise shall be effective upon receipt by the Stock Administrator of the Company of such notice

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               together with the required payment. The Optionee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than 100 whole shares.

          (c) Continuous Employment Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Optionee, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, an employee of the Company. For all purposes of this option, (i) "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations or any successor regulations, and (ii) if this option shall be assumed or a new option substituted therefor in a transaction to which
               Section 424(a) of the Code applies, employment by such assuming or substituting corporation (hereinafter called the "Successor Corporation") shall be considered for all purposes of this option to be employment by the Company.


          d) Exercise Period Upon Termination of Employment. If the Optionee ceases to be employed by the Company for any reason, then, except as provided in paragraphs (e) and (f) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Expiration Date), provided that this option shall be exercisable only to the extent that the Optionee was entitled to exercise this option on the date of such cessation. The Company's obligation to deliver shares upon the exercise of this option shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements, arising by reason of this option being treated under applicable law as a non-statutory option or otherwise. Notwithstanding the foregoing, if the Optionee, prior to the Expiration Date, materially violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Optionee and the Company, the right to exercise this option shall terminate immediately upon written notice to the Optionee from the Company describing such violation.

          (e) Exercise Period Upon Death or Disability. If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an employee of the Company, or if the Optionee dies within three months after the Optionee ceases to be an employee of the Company (other than as the result of a discharge for "cause" as specified in paragraph (f) below), this option shall be exercisable, within the period of one year following the date of death or disability of the Optionee (but in no event after the Expiration Date), by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution, provided that this option shall be exercisable only to the extent that this option was exercisable by the Optionee on the date of his or her death or disability. Except as otherwise indicated by the context, the term "Optionee", as used in this option, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

          (f) Discharge for Cause. If the Optionee, prior to the Expiration Date, is discharged by the Company for "cause" (as defined below), the right to exercise this option shall terminate immediately upon such cessation of employment. As used herein, the term "Cause" shall mean any of the following:

               (i) a good faith finding by the Company (which finding shall be conclusive) of failure of the Optionee to perform his or her assigned duties for the Company, dishonesty, gross negligence or misconduct, (including without limitation, breach by the Optionee of any provision of any employment, nondisclosure, non-competition or other similar agreement between the Optionee and the Company); further, the Optionee shall be considered to have been discharged "for cause" if the Company determines, within 30 days after the Optionee's resignation or termination, that discharge for cause was warranted.

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               (ii) the Optionee's conviction of a felony;

              (iii) the Optionee's conviction of any lesser crime or offense committed in connection with the performance of his duties hereunder and involving moral turpitude; or

               (iv) the Optionee is habitually intoxicated by alcohol or under the influence of drugs and is therefore unable to perform his employment obligations.

     4.  Payment of Purchase Price.

          (a) Method of Payment. Payment of the purchase price for shares purchased upon exercise ofthis option shall be made (i) by delivery to the Company of cash or a check to the order of the Company in an amount equal to the purchase price of such shares,
               (ii) subject to the consent of the Company, by delivery to the Company of shares of Common Stock of theCompany then owned by the Optionee having a fair market value equal in amount to the purchase price of such shares, (iii) by any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and Regulation T promulgated by the Federal Reserve Board), or (iv) by any combination of such methods of payment.

          (b) Valuation of Shares or Other Non-Cash Consideration Tendered in Payment of Purchase Price. For the purposes hereof, the fair market value of any share of the Company's Common Stock or other non-cash consideration which may be delivered to the Company in exercise of this option shall be determined in good faith by the Board of Directors of the Company.

          (c) Delivery of Shares Tendered in Payment of Purchase Price. If the Optionee exercises options by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

          (d) Restrictions on Use of Option Stock. Notwithstanding the foregoing, no shares of Common Stock of the Company may be tendered in payment of the purchase price of shares purchased upon exercise of this option if the shares to be so tendered were acquired within twelve months before the date of such tender, through the exercise of an option granted under the Plan or any other stock option or restricted stock plan of the Company.

     5.  Delivery of Shares; Compliance With Securities Laws, Etc.

          (a) General. The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

          (b) Listing, Qualification, Etc. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a conditionof, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or

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               approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure, or to satisfy such other condition.

     6.   Nontransferability of Option. Except as provided in paragraph (e) of
          Section 3, this option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

     7. No Special Employment Rights. Nothing contained in the Plan or this option shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Optionee for the period within which this option may be exercised.

     8. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     9.   Adjustment Provisions.

          (a) General. If, through, or as a result of, any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 5(b) of the Plan.

          (b)  Board Authority to Make Adjustments. Any adjustments under this
               Section 9 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this option on account of any such adjustments.

          (c)  Limits on Adjustments. No adjustment shall be made under this
               Section 9 which would within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of this option or a grant of additional benefits to the Optionee.

     10. Mergers, Consolidation, Distributions, Liquidations Etc. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of the Company, prior to the Expiration Date or termination of this option, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 8(f) of the Plan.

     11. Withholding Taxes. The Company's obligation to deliver shares upon the exercise of this option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

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     12.  Limitations on Disposition of Incentive Stock Option Shares. It is
          understood and intended that this option shall qualify as an "incentive stock option" as defined in Section 422 of the Code. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 421 of the Code, no sale or other disposition may be made of any shares acquired upon exercise of the option within one year after the day of the transfer of such shares to him, nor within two years after the grant of the option. If the Optionee intends to dispose, or does dispose (whether by sale, exchange, gift, transfer or otherwise), of any such shares within said periods, he or she will notify the Company in writing within ten days after such disposition.

     13.  Investment Representations; Legends.

          (a) Representations. The Optionee represents, warrants and covenants that:

               (i) Any shares purchased upon exercise of this option shall be acquired for the Optionee's account for investment only and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act or any rule or regulation under the Securities Act.

               (ii) The Optionee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Company.

              (iii) The Optionee is able to bear the economic risk of holding shares acquired pursuant to the exercise of this option for an indefinite period.

               (iv) The Optionee understands that the shares acquired pursuant to the exercise of this option are currently registered under the Securities Act. However, if at some later point in time the shares acquired pursuant to the exercise of this option are not registered under the Securities Act, (A) the shares acquired pursuant to the exercise of this option will be "restricted securities" within the meaning of Rule 144 under the Securities Act; (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; and (C) in any event, an exemption from registration under Rule 144 or otherwise under the Securities Act may not be available for at least two years and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with.

               By making payment upon exercise of this option, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 13.

          (b) Legends on Stock Certificates. All stock certificates representing shares of Common Stock issued to the Optionee upon exercise of this option shall have affixed thereto any legend required by applicable state law:

     14.  Miscellaneous.

          (a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

          (b) All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

          (c) This option shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

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   Date of Grant:__________________              divine, inc.


                                                 By:____________________________

                                                 Title: ________________________

                                                 Address: 1 Wayside Road

                                                 Burlington, MA  01803




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OPTIONEE'S ACCEPTANCE

     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Open Market, Inc. 1994 Stock Incentive Plan and Prospectus thereto.

OPTIONEE

                                    Signature     ______________________________

                                    Name:         ______________________________

                                    Address:      ______________________________

                                                  ______________________________

                                    Date:         ______________________________